Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
SYSWIN Limited	Hong Kong
Beijing Syswin Zhi Di Technology Company Limited	PRC

VIE
Beijing Syswin Xing Ye Real Estate Brokerage Company Limited	PRC

VIE Subsidiaries
Beijing Syswin Zhi Di Real Estate Consulting Company Limited	PRC
Tianjin Syswin Real Estate Brokerage Company Limited	PRC
Hohhot Syswin Real Estate Brokerage Company Limited	PRC
Guiyang Syswin Real Estate Brokerage Company Limited	PRC
Yantai Syswin Real Estate Brokerage Company Limited	PRC
Qingdao Syswin Xing Ye Real Estate Brokerage Company Limited	PRC
Jinan Syswin Real Estate Brokerage Company Limited	PRC
Chongqing Syswin Real Estate Brokerage Company Limited	PRC
Shenyang Syswin Real Estate Brokerage Company Limited	PRC
Yinchuan Syswin Xing Ye Real Estate Brokerage Company Limited	PRC
Chengdu Syswin Real Estate Brokerage Company Limited	PRC
Dalian Syswin Real Estate Brokerage Company Limited	PRC
Suzhou Syswin Real Estate Brokerage Company Limited	PRC
Shanxi Syswin Xing Ye Real Estate Brokerage Company Limited	PRC
Beijing Syswin Jia Ye Real Estate Brokerage Company Limited	PRC
Nanjing Syswin Xing Ye Real Estate Brokerage Company Limited	PRC
Hangzhou Syswin Real Estate Brokerage Company Limited	PRC
Shanghai Syswin Real Estate Brokerage Company Limited	PRC